REFERENCE 4.1 SUBSCRIPTION AGREEMENT




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                               JAHB HOLDINGS, INC.

                             SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to JAHB HOLDINGS INC., hereby subscribes for the purchase of the number of Common Shares indicated below (minimum of five hundred shares) of JAHB HOLDINGS INC., at a purchase price of $0.50 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.  INVESTMENT:   (1) Number of Shares    ___________

      (2)   Total Contribution ($0.50/Share)   $__________

        Date of Investor's check    ___________

B.  REGISTRATION:
      (3)   Registered owner: _______________________

          Co-Owner:   _____________________________

      (4)   Mailing address:  _______________________

          City, State & zip: _______________________

      (5)   Residence Address (if different from above):

      (6)   Birth Date: ______/______/______

      (7)   Employee or Affiliate:    Yes ______No ______

      (8)   Social Security: #: ______/______/______

          U.S. Citizen [ ]  Other [ ]

          Co-Owner Social Security:

          #: ______/______/______

          U.S. Citizen [ ]  Other [ ]

          Corporate or Custodial:
          Taxpayer ID #: ______/______/______

          U.S. Citizen [ ]  Other [ ]

      (9)   Telephone (H) (   ) ___________________


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C.  OWNERSHIP  [ ] Individual Ownership   [ ] IRA or Keogh

       [ ] Joint Tenants with Rights of Survivorship

       [ ] Trust/Date Trust Established_______________

       [ ] Pension/Trust (S.E.P.)

       [ ] Tenants in Common

       [ ] Tenants by the Entirety

       [ ] Corporate Ownership[ ] Partnership

       [ ] Other_____________________


D. SIGNATURES: By signing below, I/we represent that I/we meet the suitability standards set forth in the Prospectus.

Registered Owner: _______________________

Co-Owner:   _____________________________

Print Name of Custodian or Trustee: _____________________________

Authorized Signature: _____________________________

Date: _____________________

Signature: ___________________________________

MAIL TO:

8384 Roswell Road, Suite K
Atlanta, Georgia 30350
Telephone: 770-552-5096

FOR OFFICE USE ONLY:

Date Received: ________________________________________________
Date Accepted/Rejected ________________________________________
Subscriber's Check Amount: _______________________
Check No. ___________________
Date Check ________________
Deposited ________________________________
MR #________________



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